UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2015

ROFIN-SINAR TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21377	38-3306461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40984 Concept Drive, Plymouth, MI		48170
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (734) 455-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

An Annual Meeting of Stockholders of Rofin-Sinar Technologies Inc. (the "Company") was held on March 12, 2015, to approve the proposals described below.

Proxies for the Annual Meeting were solicited pursuant to Regulation 14-A under the Securities Exchange Act of 1934, as amended, and there were no solicitation in opposition to the Company's solicitation.

A total of 23,429,311 shares (83.40% of 28,091,616 shares outstanding and entitled to vote as of January 23, 2015, the record date for the Annual Meeting) present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the Annual Meeting. The agenda items submitted at the Annual Meeting were passed as described below.

Proposal 1

Election of two Class I directors to service for a three-year term until the 2018 Annual Meeting of Stockholders.

All of the board's nominees for director were elected to serve until the Company's 2018 Annual Meeting of Stockholders or until their respective successors are elected or qualified, with the vote totals as set forth in the table below:

Name	For	Withheld	Broker Non-Vote

Guenther Braun	21,212,605	971,559	1,245,147
Ralph E. Reins	20,950,488	1,233,676	1,245,147

Proposal 2

The appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2015, was ratified by our stockholders, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Vote

22,924,214	498,911	6,186	—

Proposal 3

Our stockholders approved the adoption of the Rofin-Sinar Technologies Inc. 2015 Incentive Stock Plan, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Vote

18,549,379	3,621,972	12,813	1,245,147

Proposal 4

Our stockholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Vote

22,092,796	76,936	14,432	1,245,147

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rofin-Sinar Technologies Inc.
(Registrant)

By: /s/ Guenther Braun
Guenther Braun
Chief Executive Officer and President

Date: March 13, 2015